SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2009

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)       On June 11, 2009, H. J. Heinz Company (“Heinz” or the “Company”) issued a press release announcing that David C. Moran, who is currently Executive Vice President & President and Chief Executive Officer of Heinz North America, has been appointed Executive Vice President & President and Chief Executive Officer of Heinz Europe.  The Company further announced that C. Scott O’Hara, who is currently Executive Vice President & President and Chief Executive Officer of Heinz Europe, has been appointed Executive Vice President & President and Chief Executive Officer of Heinz North America.  These appointments are effective as of July 15, 2009.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e)       The Company did not enter into or materially modify any material compensatory arrangements with Mr. O’Hara in connection with the appointment described above.

 In connection with his appointment, Mr. Moran will participate in the Company’s Global Assignment Program (the “Program”) as a result of his relocation to the United Kingdom.  The Program is designed to relocate and support employees who are sent on assignment outside of their home country and to place the employees in the same economic condition in the host country as they would have been in their home country.

Among other benefits, the Program provides a housing allowance comprised of a housing budget and a utilities allowance (offset by an employee contribution based upon actual housing costs in the employee’s home location); a Company vehicle; a cost of living allowance recognizing the differences in living conditions between the home location and the host country; and payment for the cost of any nursery, primary, and secondary education for family members in the host country to the extent such expenses exceed the normal cost of schooling in the home country.  The Company will also provide tax preparation services and tax equalization designed to ensure that the employee pays tax at the same state and federal rates as if the employee remained employed in their home country, and the Company will assume responsibility for foreign taxes while on assignment.  This arrangement is designed to ensure that there is no undue hardship or windfall due to taxes while on assignment.

Additionally, under the Program’s relocation provisions, Mr. Moran will be eligible for home sale assistance in his home country including a guaranteed buyout option of his home at the appraised value.  The Program also provides certain benefits to assist employees with the transition to the host country, including temporary accommodations while awaiting housing or arrival of personal goods.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number

(Referenced to

Item 601 of

Regulation S-K)	Description of Exhibit
99.1	H. J. Heinz Company Press Release dated June 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H.J. HEINZ COMPANY

		By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President and
General Counsel

Dated:	June 15, 2009